                            BIA Publications, Inc.
                        14595 Avion Parkway, Suite 500
                           Chantilly, Virginia 22021


                                                May 1, 1997



SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155

Gentlemen:

                  BIA Publications, Inc. hereby consents to the incorporation by reference in the Registration Statements of SFX Broadcasting, Inc. on Form S-8 of the radio station and market data which was included in SFX Broadcasting, Inc.'s Annual Report on Form 10-K dated March 31, 1996.

                                                Very truly yours,

                                                BIA PUBLICATIONS, INC.



                                                By: /s/ Debra L. Metcalf, V.P.
                                                   ----------------------------
                                                   Authorized Officer